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                                                                    EXHIBIT 23.3

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 27, 1998 with respect to the consolidated financial statements of Prime Group Realty Trust and combined financial statements of the Predecessor Properties, dated August 20, 1997 with respect to the combined statement of revenue and certain expenses of the Prime Industrial Contribution Properties, the combined statement of revenue and certain expenses of the IBD Properties, the combined statement of revenue and certain expenses of the Salt Creek Office Center, and the statement of revenue and certain expenses of Citibank Office Plaza, dated October 10, 1997 with respect to the combined statement of revenue and certain expenses of NAC Properties, the statement of revenue and certain expenses of 280 Shuman Boulevard and the statement of revenue and certain expenses of 475 Superior, dated December 5, 1997 with respect to the statement of revenue and certain expenses of Continental Office Towers, dated December 2, 1997 with respect to the statement of revenue and certain expenses of 180 North LaSalle Street, dated December 4, 1997 with respect to the statement of revenue and certain expenses of 2675 Mayfair, dated November 24, 1997 with respect to the statement of revenue and certain expenses of 33 North Dearborn, dated
December 20, 1997 with respect to the statement of revenue and certain expenses of Commerce Point, dated January 30, 1998 with respect to the statement of revenue and certain expenses of 208 South LaSalle Street and the statement of revenue and certain expenses of 122 South Michigan Avenue, dated April 16, 1998 with respect to the statement of revenue and certain expenses of 6400 Shafer Court, dated April 23, 1998 with respect to the statement of revenue and certain expenses of Two Century Centre and dated May 29, 1998 with respect to the statement of revenue and certain expenses of Oak Brook Business Center in Amendment No. 2 to Post-Effective Amendment No. 1 to the Registration Statement (Form S-11) and related Prospectus of Prime Group Realty Trust for the registration of 2,579,994 of its Common Shares of Beneficial Interest.

                                               /s/ Ernst & Young LLP


Chicago, Illinois
September 28, 1998